UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14a
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

S3 INVESTMENT COMPANY, INC.
(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):
[X ] No fee required.

S3 INVESTMENT COMPANY, INC.
A California Corporation
43180 Business Park Dr., Suite 202
Temecula, CA 92590
(951)587-3618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF S3 INVESTMENT COMPANY, INC.
TO BE HELD ON FEBRUARY 18, 2005 AT 1:00 P.M.

The Annual Meeting of Stockholders (the "Meeting") of S3 INVESTMENT COMPANY, INC, a California Corporation (the "Company"), will be held at the Company's corporate offices at 43180 Business Park Dr, Suite 202, Temecula, California 92590 on February 18, 2005, at 1:00 P.M., local time, to consider - and vote on the following proposals:

PURPOSE OF MEETING

1) To elect to the Board of Directors three (3) directors, to serve until the next Annual Meeting of Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal.
2) To ratify the appointment of independent public accountants for the Company for the year ending June 30, 2005.
3) To ratify the adoption of a resolution by the Company's Board of Directors which allows the Company to issue shares of common stock at below net asset value.
4) To transact such other business as may properly come before the Meeting and any adjournments thereof.

ONLY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 18, 2005 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF AND TO VOTE AT THE MEETING.

PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO TRANSFER ONLINE AT 317 SW ALDER, 2ND FLOOR, PORTLAND, OREGON, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A STAMPED RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

S3 INVESTMENT COMPANY, INC. By: /S/ CHRIS BICKEL CHRIS BICKEL Chief Executive Officer Temecula, California Dated: January 18, 2005

S3 INVESTMENT COMPANY, INC.
A California Corporation
43180 Business Park Dr., Suite 202
Temecula, CA 92590
(951)587-3618

PROXY STATEMENT

This proxy statement is furnished to the stockholders of S3 Investment Company, Inc, a California corporation (the "Company"), in connection with the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's corporate offices at 43180 Business Park Dr, Suite 202, Temecula, California 92590 on February 18, 2005, at 1:00 p.m., local time.
The Meeting will be held to consider and vote on the following proposals:

PURPOSE OF MEETING

1) To elect to the Board of Directors three (3) directors, to serve until the next Annual Meeting of Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal.

2) To ratify the appointment of independent public accountants for the Company for the year ending June 30, 2005.

3) To ratify the adoption of a resolution by the Company's Board of Directors which allows the Company to issue shares of common stock at below net asset value.

4) To transact such other business as may properly come before the Meeting and any adjournments thereof.

The list of all stockholders of record on January 18, 2005, will be available at the Meeting and at the Company's corporate offices at 43180 Business Park Dr, Suite 202, Temecula, California 92590 on February 18, 2005, (951) 587-3618.

INCORPORATION BY REFERENCE

S3 Investment Company, Inc., a California corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, filed reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http:/www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

The Company's Annual Report on Form 10-K for the year ended June 30, 2004 filed on October 25, 2004, and the Company's Form 10Q filed on November 15, 2004 are incorporated by reference in this Proxy Statement.

Upon written request, the Company will provide, without charge a copy of its Annual Report on Form 10-K, for the year ended June 30, 2004, to any stockholder of record or any stockholder who owned Common stock listed in the name of a bank or broker, as nominee, at the close of business on January 18, 2005.

Requests should be addressed to the Company, to the attention of S3 Investment Company, Inc., 43180 Business Park Dr., Suite 202, Temecula CA 92590, (951) 587-3618.

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided to stockholders to explain the use of this Proxy Statement for this Meeting:

Only stockholders of record at the close of business on January 18, 2005 are entitled to vote at the Meeting. The Company's Common Stock is its only class of voting securities. As of January 18, 2005, the Company has issued and outstanding 312,969,687 shares of Common Stock of record.

REVOCABILITY OF PROXIES

A PROXY FOR USE AT THE MEETING IS ENCLOSED. ANY STOCKHOLDER WHO EXECUTES AND DELIVERS A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE ITS EXERCISE BY FILING WITH THE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING IT OR A DULY EXECUTED PROXY BEARING A LATGER DATE. IN ADDITION, A STOCKHOLDER MAY REVOKE A PROXY PREVIOUSLY EXECUTED BY HIM BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON.

VOTING AND SOLICITATION

Proxies are being solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. Solicitation will be primarily by mail, but may also be made by telephone, fax transmission or personal contact by certain officers and directors of the Company, who will not receive any compensation therefore. Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS TO THE CONTRARY, PROPERTY EXECUTED PROXIES WILL BE VOTED FOR EACH OF THE PROPOSALS DESCRIBED ABOVE. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

Each share of Common Stock is entitled to one vote for each share held as of record, and there are no preemptive rights. The Company's current Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws do not provide for cumulative voting for the election of directors or any other purpose.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

Shares representing more than 50% of the voting power of the shares of Common Stock outstanding on the Record Date, which have voting rights, must be represented at the Meeting to constitute a quorum for conducting business. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum is attained. At any reconvened meeting following such adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the Meeting as originally notified.

The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting (the "Votes Cast") with respect to such matter.

The Company will count abstentions for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.

Further, the Company intends to count broker non-votes for the purpose of determining the presence or absence of a quorum for the transaction of business, although broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

This Proxy Statement and the form of proxy were just mailed to stockholders on or about January 25, 2005.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's next Annual Meeting of Stockholders for the fiscal year ending June 30, 2005, must be received by the Company no later than December 31, 2005, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

DIRECTORS AND EXECUTIVE OFFICERS

The directors of the Company currently have terms which will end at the next annual meeting of the stockholders of the Company hereby noticed, or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers.

The following sets forth certain biographical information concerning the following persons, whom have been nominated by the Board of Directors to be directors of the Company:

Chris Bickel, Chairman of Board - Mr. Bickel has over 20 years in International Operations and Sales and Marketing management positions with both public and private companies, with significant experience in the production and distribution of a wide range of products, markets and technology in most of the industrial and commercial markets around the world. While working at FTSE-listed and NASDAQ-listed companies, Mr. Bickel held a wide range of positions in sales, marketing and operations management. During his tenure as Director of Sales and Marketing for a semiconductor detector manufacturing company, the customer base was converted from Research and Development institutions to an Original Equipment Manufacturer (OEM) clientele that included GE, Toshiba, Philips, Hitachi, and Siemens. While President of a privately-held Japanese company, Mr. Bickel set up direct offices and employees in the USA and Europe while managing the regulatory approvals process and set up distribution throughout the world and managed dozens of pre-approval clinical trials and clinical tests in hospitals in the USA, Europe and Asia. Mr. Bickel is currently President of SINO UJE Ltd. a non-stocking distributor that sells and services western designed and manufactured high-tech products to markets in China.

Dennis Keating, Director - Mr. Keating is the founder of SunRidge Financial Group, an estate and financial planning company, which currently manages over $145 million in client assets. He is the Southwest Regional Compliance manger for 1st Discount Brokerage Incorporated covering New Mexico, Arizona and Southern California. 1st Discount is a national firm and member of the NASD, MSRB and SPIC. Mr. Keating graduated with honors from the California Polytechnic University, Pomona and has an extensive background in finance, real estate and law.

Theodore Tanski, Director - Mr. Tanski us a highly accomplished financial and marketing professional with over 30 years experience in investments and client services. Ted is currently Executive Vice President and a partner in Beaconsfield Financial Services, Inc., a full-service brokerage and investment banking firm, a position he has held since 1988. Mr. Tanski has extensive experience in a wide range of financial markets as both an investment banker and broker/dealer that includes underwriting, private placements, corporate financing, financial research, partnership and corporate portfolio management. Prior to his tenure with Beaconsfield, Mr. Tanski was a vice president with Shearson Lehman Brothers where he managed personal and corporate investment portfolios with a focus on international markets. Mr. Tanski holds a B.S. degree from the University of Pittsburgh.

COMMITTEES

Each member of the Board of Directors other than Chris Bickel, President and CEO, also serves on the Audit Committee of the Board of Directors. The Audit Committee recommends the engagement of the Company's independent accountants. In addition, the Audit Committee reviews comments made by the independent accountants with respect to internal controls and considers any corrective action to be taken by management; reviews internal accounting procedures and controls within the Company's financial and accounting staff; and reviews the need for any non-audit services to be provided by the independent accounts. The Audit Committee operates under a written charter.

The Company does not have any employment contracts with its officers or its employee director. The Company does not have a compensation committee or a nominating committee because of the Company's size, revenues and number of employees.

For the year ended June 30, 2004, the Company used Chisholm, Bierwolf & Nilson ("Chisholm") as independent auditors. The auditor's reports on the Company's financial statements for the last two years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, Chisholm 's opinion in its report on the Company's financial statements for last two years ended June 30, 2004 and 2003 included an explanatory paragraph which expressed substantial doubt with respect to the Company's ability to continue as a going concern.

Further, there have not been any disagreements with Chisholm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Chisholm, would have caused them to make reference to the subject matter of the disagreement in connection with their audit report.

This report is submitted by the Audit Committee of the Board, which reviews with the independent auditors and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Company's annual financial statements and the results of the reviews of the quarterly financial statements for each of the first three quarters in the fiscal year with the independent auditors, and periodically reviews the Company's accounting policies and internal accounting and financial controls for the fiscal year ended June 20, 2004. Mr. Keating served on the Audit Committee for the fiscal year ended June 30, 2004; however, Mr. Tanski was appointed to the Board subsequently. Neither of Messrs. Keating or Tanski are officers or employees of the Company, and aside from being directors of the Company, each is otherwise independent of the Company (as independence is defined pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards).

The Audit Committee has reviewed the audited balance sheets of the Company as of June 30, 2004 and 2003 and the audited statements of operations, investments, stockholders' equity and cash flows for each of the two years ended June 30, 2004, and has discussed them with both management and Chisholm. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with Chisholm that firms' independence. Based on its review of the financial statements and these discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in the Company'[s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 filed with the Securities and Exchange Commission on October 25, 2004.

Respectfully submitted by the Audit Committee this 17th day of January 2005:

Dennis Keating
Theodore Tanski

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation for services in all capacities for the year ended June 30, 2004 paid to Wayne Yamamoto, our Chief Executive Officer during fiscal 2004. No other executive officers received compensation exceeding $100,000 during the year ended June 30,2004.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

					Awards

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options(2)	All Other Compensation

Wayne Yamamoto	2003	$-0-	$-0-	$-0-	--	--	--
Chief Executive Officer(1)	2004	$69,000	$-0-	$-0-	--	--	--

(1) Mr. Yamamoto became Chief Executive Officer effective as of April 11, 2003 and remained in this capacity until September of 2004.

(2) There were no stock options granted during the year ended June 30, 1004. There were no stock options outstanding as of June 30, 2004.

OPTION/SAR GRANTS

No stock options were granted to the Company's executive officers, nor were any options exercised during the year ended June 30, 2004.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

The Company has no compensatory plans or arrangements which relate to the resignation, retirement or any other termination of an executive officer or key employee with the Company, a change in control of the Company or a change in such executive officer's or key employee's responsibilities following a change in control.

AUDIT COMMITTEE

The Board's Audit Committee consists of Dennis Keating and Theodore Tanski.

COMPENSATION OF DIRECTORS

The Company currently compensates its independent Directors at the rate of $2,000.00 per month.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and beneficial holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership and reports of changes in ownership of such equity securities of the Company. As of the date of this Proxy Statement, the Company believes that all reports which needed to be filed have been filed in a timely manner for the year ended June 30, 2004.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table reflects, as of January 18, 2005, the beneficial Common Stock ownership of: (a) each director of the Company, (b) each Named Executive (See "Compensation of Executive Officer and Directors"), (c) each person known by the Company to be a beneficial holder of five percent (5%) or more of its Common Stock, and (d) all executive officers and directors of the Company as a group:

Name and Address(1) --------------------------	Title of Class ------------------------	Amount Owed ------------------	Percentage of Class(2) ----------------
Chris L. Bickel CEO, Chairman	Common	-0-	n/a

Dennis Keating Director	Common	-0-	n/a

Theodore Tanski, Sr. Director	Common	-0-	n/a

Kenneth C. Wiedrich CFO, Secretary	Common	-0-	n/a

All Directors and Officers as a group	Common	-0-	n/a

(1) Unless otherwise indicated, the address for each of the above is c/o S3 Investment Company, Inc., 43180 Business Park Dr., Suite 202, Temecula, CA 92590
(2) Percentage based on 312,969,687 shares outstanding as of January 18, 2005

The number of shares and percentages of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individuals has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

MATTERS FOR CONSIDERATION BY STOCKHOLDERS

PROPOSAL 1. ELECTION OF DIRECTORS.

Three (3) directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of the Stockholders of the Company or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company's directors and executive officers. In the absence of instructions to the contrary, shares of Common Stock represented by properly executed proxies will be voted for the three (3) nominees listed herein below, all of whom are recommended by management of the Company and who have consented to be named and to serve if elected.

In the event that any management nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors met or adopted actions by unanimous written consent approximately ten (10) times during the year ended June 30, 2004.

The Board knows of no reason why any of the nominees will be unavailable or decline to serve as a director.

The affirmative vote of a majority of the combined Votes Cast at the Meeting is required to elect the directors nominated below.

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION AS DIRECTOR

The following persons have been recommended by management of the Company and have consented to be named and to serve as members of the Company's Board of Directors if elected. Biographies of all such persons may be reviewed in the section of this Proxy Statement entitled "Directors and Executive Officers."

Chris Bickel
Theodore Tanski
Dennis Keating

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT.

The Board of Directors of the Company has appointed the accounting firm of Chisholm, Bierwolf & Nilson as independent certified public accountants for the Company for the year ending June 30, 2005, subject to stockholder approval. The Company has been advised that neither that firm nor any of its partners has any material relationship with the Company or any affiliate of the Company.

(a) Audit Fees: For the fiscal year ended June 30, 2004, Chisholm, Bierwolf & Nilson billed the Company $16,473 for the audit of the Company's annual financial statements for the year then ended and for pre-filing reviews for all Form(s) 10-Q for that fiscal year.

(b) Audit-Related Fees: NONE

(c) Tax Fees: NONE

(d) All Other Fees: NONE

(e) A representative of Chisholm, Bierwolf and Nilson is expected to be present at the Meeting to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions at the Meeting. In the event that the stockholders disapprove the appointment of independent public accountants for the Company, the Board of Directors will review its selection.

Approval of the appointment of Chisholm, Bierwolf & Nilson, independent certified public accountants for the Company for the year ending June 30, 2005, requires the affirmative vote of a majority of the combined Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING JUNE 30, 2005.

PROPOSAL 3. TO RATIFY THE ADOPTION OF A RESOLUTION BY THE COMPANY'S BOARD OF DIRECTORS WHICH ALLOWS THE COMPANY TO ISSUE SHARES OF COMMON STOCK AT BELOW NET ASSET VALUE.

The Company's Board of Directors has unanimously adopted a resolution authorizing the Company to sell its common stock at prices below net asset value. The Board of Directors believes that this is in the Company's best interest as it may be necessary, at some point in the future, to sell stock below its net asset value in order to raise capital for acquisitions or to finance operations. Shareholder approval is being sought to allow the Company to sell stock in the event the stock price falls below the net asset value per share.

There is no immediate effect of this action. The Company's stock price is presently trading higher that the Company's net asset value (calculated as total assets less total liabilities), and the Company has no immediate plans to sell stock at prices below net asset value. However, the Company's net asset value is subject to fluctuation depending on timing of payables and accrued expenses and the appreciation of portfolio investments. These fluctuations may not translate into relative adjustment in the Company's stock price, which could result in the Company's stock price at times trading below the net asset value of the Company. Without the approval of the Shareholders to sell stock at prices below net asset value, the Company would be precluded from selling stock to raise capital during periods where the stock price is below net asset value. The inability of the Company to raise capital at these times could result in the Company being unable to meet current obligations and, potentially, cease operating as a going concern. Any sale of stock below net asset value would result in an immediate dilution to existing shareholders and could potentially cause the further erosion on the net asset value per share. If such sales are made, current shareholders may be subsidizing new shareholders who purchase shares at prices below net asset value.

Sales below net asset value may only be made within one (1) year of the date of shareholder approval. The Company and Board of Directors have determined that sales below net asset value is in the best interest of the Company and its shareholders.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

Approval of the resolution of the Board of Directors allowing the issuance of shares below net asset value requires the affirmative vote of a majority of the combined Votes Cast.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE RESOLUTION OF THE BOARD OF DIRECTORS ALLOWING THE ISSUANCE OF SHARES BELOW NET ASSET VALUE.

No Dissenters Rights: The holders of the Company's common stock are not entitle to dissenters' rights in connection with any of the matters to be acted upon at the annual meeting. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors of S3 INVESTMENT COMPANY, INC. By: /s/ Chris Bickel Chris Bickel Chief Executive Officer Temecula, California Dated: January 18, 2005

REVOCABLE PROXY
S3 INVESTMENT COMPANY, INC.
Proxy for the Annual Meeting of Stockholders
To be held February 18, 2005

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Chris Bickel, proxy, with full power of substitution, to vote all shares of stock of S3 Investment Company, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Friday, February 18, 2005, at 1:00 p.m., local time, at the Company's offices located at 43180 Business Park Dr., Suite 202, Temecula, CA 92590, a copy of which has been received by the undersigned. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof, and upon which the persons named as attorneys in the proxies may exercise discretion under applicable law.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 3

1. To elect three (3) members to the Board of Directors for the specified term or until his successor is elected and qualified:

Chris Bickel	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Dennis Keating	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

Theodore Tanski	FOR	AGAINST	ABSTAIN
	[ ]	[ ]	[ ]

2. To ratify the appointment of independent public accountants for the Company for the year ending June 30, 2005.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. To ratify the adoption of a resolution by the Company's Board of Directors which allows the Company to issue shares below net asset value.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4. To transact such other business as may properly come before the meeting or any adjournments thereof.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.

Signature ____________________________________________

Name _______________________________________________

Number of voting shares _______________________________

Date __________________________

[     ] MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[    ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

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